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                                                                   EXHIBIT 99.01

                           Wabash National Corporation
                           1000 Sagamore Parkway South
                               Lafayette, IN 47905

                                 April 10, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                        Re:   Wabash National Corporation
                              Commission File No. 1-10883

Ladies and Gentlemen:

            This letter is intended to fulfill the requirements of Temporary
Note 3T to Article 3 of Regulation S-X under the Securities Exchange Act of 1934, and is being filed with the Securities and Exchange Commission as Exhibit
99.01 to the Wabash National Corporation's (the "Company") Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (the "Form 10- K"). .

            Arthur Andersen LLP ("Andersen") has issued after March 14, 2002 its audit report on the Company's consolidated financial statements included in the Form 10-K. In a letter dated March 29, 2002, Andersen represented to the Company that the audit was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Andersen personnel working on audits, availability of national office consultation and availability of personnel at foreign affiliates of Andersen to conduct the relevant portions of the audit.

                                          Regards,


                                          Mark R. Holden

                                          Senior VP - Chief Financial Officer